Exhibit 24.2

RFS HOLDING, L.L.C.

SECRETARY’S CERTIFICATE

February 22, 2019

The undersigned hereby certifies that he is a duly elected, qualified and acting Secretary of RFS Holding, L.L.C., a Delaware limited liability company (the “Company”), and that the attached resolutions are a true and correct copy of the resolutions duly adopted by unanimous written consent of the Board of Managers of the Company on February 22, 2019, which resolutions have not been amended, modified or superseded and are in full force and effect as of the date hereof.

IN WITNESS WHEREOF, I have signed this certificate as of the date first written above.

By:	/s/ Paul Clancy
Name: Paul Clancy
Title: Secretary and Vice President

RFS Holding, L.L.C. Secretary’s Certificate (Resolutions)

The undersigned hereby certifies that Paul Clancy is a duly elected, qualified and acting Secretary of the Company, and that the signature above is such person’s authentic signature.

IN WITNESS WHEREOF, I have signed this certificate as of the date first written above.

By:	/s/ Andrew Lee
Name: Andrew Lee
Title: Vice President

RFS Holding, L.L.C. Secretary’s Certificate (Resolutions)

RESOLVED, that each of the President, the Chief Financial Officer, any Vice President, the Secretary, the Treasurer, or any Assistant Secretary of the Company (each, an “Authorized Officer”, and collectively, the “Authorized Officers”) is hereby authorized and empowered, for and on behalf of the Company, to prepare, execute and file, or cause to be prepared and filed with the SEC (i) a registration statement on Form SF-3 for registration under the Securities Act of 1933, as amended (the “Securities Act”), in an amount to be determined by the Authorized Officer, of asset-backed securities (the “Securities”) directly or indirectly secured by credit card receivables and other related assets, and any and all amendments (including, without limitation, post-effective amendments) or supplements thereto, together with the prospectus, all documents required as exhibits to such registration statement or any amendments or supplements and other documents which may be required to be filed with the SEC with respect to the registration of the Securities under the Securities Act (such registration statement, the “Registration Statement”) and (ii) any other documents, including without limitation Form 8-Ks, Form 10-Ks, Form 10-Ds or letters or agreements relating to the asset-backed securities issued in connection with the Registration Statement, and to take any and all other action that any such Authorized Officer shall deem necessary or advisable in connection with the foregoing;

RESOLVED FURTHER, that the Registration Statement or any amendments thereto filed to effect the registration or qualification of part or all of the Securities for offer and sale or transfer under the federal securities laws or securities or Blue Sky laws of any state may be executed on behalf of any member of the Board of Managers of the Company or any Authorized Officer of the Company by Eric Duenwald, to the extent such member or Authorized Officer has authorized such person to do so in a written power of attorney signed by such member or Authorized Officer;